UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2024

MID-AMERICA APARTMENT COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Tennessee	001-12762	62-1543819
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6815 Poplar Avenue, Suite 500
Germantown, Tennessee	38138
(Address of Principal Executive Offices)	(Zip Code)

(901) 682-6600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share (Mid-America Apartment Communities, Inc.)	MAA	New York Stock Exchange
8.50% Series I Cumulative Redeemable Preferred Stock, $.01 par value per share (Mid-America Apartment Communities, Inc.)	MAA*I	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(d) Election of Directors. On September 24, 2024, the Board of Directors (the “Board”) of Mid-America Apartment Communities, Inc. (the “Company”), upon the recommendation of the Board's Nominating and Corporate Governance Committee, appointed Sheila K. McGrath as a member of the Board, effective September 25, 2024, with a term expiring at the Company’s 2025 Annual Meeting of Shareholders. In addition, the Board appointed Ms. McGrath to the Compensation Committee and Real Estate Investment Committee.

Ms. McGrath served as Senior Managing Director at Evercore ISI covering U.S. equity REITs, real estate operating companies, and Mexican real estate investment vehicles from 2012 until 2022. Prior to joining Evercore, she served as Managing Director and Sector Head for REIT research at Keefe, Bruyette & Woods from 2007 until 2012. During that time, Ms. McGrath was a member of the firm's Research Review Committee and Leadership Committee. Between 1994 and 2007, Ms. McGrath was an equity research analyst covering REITs and real estate operating companies at several firms, including Smith Barney and UBS. She began her career in 1989 as a commercial real estate appraiser valuing commercial real estate properties across various sectors and conducting new development feasibility studies.

Ms. McGrath also serves on the boards of Alexandria Real Estate Equities, Inc. (NYSE: ARE), where she is a member of the Life Science Committee and Granite Point Mortgage Trust, Inc. (NYSE: GPMT), where she serves on the Nominating and Corporate Governance Committee and Audit Committee. She received a Bachelor of Arts in Economics from Lafayette College and a Master of Business Administration in Finance and Real Estate from Rutgers University.

Ms. McGrath is an independent director as defined under the listing standards of the New York Stock Exchange. There are no arrangements or understandings between Ms. McGrath and any other persons pursuant to which she was selected as a director of the Company. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Ms. McGrath and the Company or Mid-America Apartments, L.P., the Company’s operating partnership.

In consideration for her service to the Company, Ms. McGrath will receive compensation consistent with that received by the Company's other non-employee directors as disclosed in the Company's definitive proxy statement, filed with the Securities and Exchange Commission on April 8, 2024, in connection with the Company's 2024 Annual Meeting of Shareholders.

The Company has also entered into its standard form of indemnification agreement with Ms. McGrath (the “Indemnification Agreement”), effective as of September 25, 2024. The Indemnification Agreement provides, among other things, that the Company will indemnify Ms. McGrath, under the circumstances and to the extent provided for therein, for certain expenses incurred by her in any action or proceeding arising out of her service as a director of the Company, any subsidiary of the Company or any other company or enterprise to which she provides services at the Company’s request.

The foregoing description of the Indemnification Agreement is a summary and is qualified in its entirety by the full text of the Indemnification Agreement, the form of which was previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 1, 2016 and is incorporated herein by reference as Exhibit 10.1 to this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

The Company announced the appointment of Ms. McGrath in a press release on September 25, 2024. A copy of the press release is being furnished with this Current Report on Form 8-K as Exhibit 99.1.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1

Form of Indemnification Agreement between Mid-America Apartment Communities, Inc. and each of its directors and certain of its executive officers (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 1, 2016)

99.1*	Press Release dated September 25, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID-AMERICA APARTMENT COMMUNITIES, INC.

Date:	September 25, 2024	/s/ A. Clay Holder
A. Clay Holder
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)